STATE OF INDIANA
                        OFFICE OF THE SECRETARY OF STATE


                              ARTICLES OF AMENDMENT

To Whom These Presents Come, Greeting:

WHEREAS, there has been presented to me at this office, Articles of Amendment for:

                             NIPSCO INDUSTRIES, INC.

and said Articles of Amendment have been prepared and signed in accordance with the provisions of the Indiana Business Corporation Law, as amended.

The name of the corporation is amended as follows:

                                  NISOURCE INC.

NOW, THEREFORE, I, SUE ANNE GILROY, Secretary of State of Indiana, hereby certify that I have this day filed said articles in this office.

The effective date of these Articles of Amendment is April 14, 1999.



                   In Witness Whereof, I have hereunto set my
                    hand and affixed the seal of the State of
                   Indiana, at the City of Indianapolis, this
                         Fourteenth day of April, 1999.

                               /s/ SUE ANNE GILROY
                               Secretary of State


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                          ARTICLES OF AMENDMENT OF THE
                          ARTICLES OF INCORPORATION OF

Name of Corporation
     NIPSCO Industries, Inc.


     The undersigned officers of: NIPSCO Industries, Inc. (hereinafter referred to as the "Corporation") existing pursuant to the provisions of:

     Indiana Business Corporation Law

as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

                             ARTICLE I Amendment(s)

SECTION 1     The date of incorporation of the Corporation is:

     9/22/87

SECTION 2 The name of the Corporation following this amendment to the Articles of Incorporation is:

              NiSource Inc.

SECTION 3

The exact text of Article(s) I of the Articles of Incorporation is now as follows:

"Name     The name of the Corporation is NiSource Inc."

SECTION 4     Date of each amendment's adoption:

              4/14/99


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                     ARTICLE II Manner of Adoption and Vote

_____     SECTION 1     This amendment was adopted by the Board of
                        Directors or incorporators and
                        shareholder action was not required.

 X        SECTION 2     The shareholders of the Corporation entitled to vote
                        in respect to the amendment adopted the proposed
                        amendment.  The amendment was adopted by:
                        A. Vote of such shareholders during a meeting called by
                        the Board of Directors. The result of such vote
                        is as follows:

                        128,627,282   Shares entitled to vote.
                        103,845,146   Number of shares represented at
                                      the meeting.
                         97,808,748   Shares voted in favor.
                          4,768,899   Shares voted against.

                        B. Written consent executed on___________, 19__ and signed by all such shareholders.

                 ARTICLE III Compliance with Legal Requirements

The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the Provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 13th day of April, 1999.

Signature of current officer

/s/  Nina M. Rausch

Officers' title
Secretary